Exhibit 10.1

ELEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Eleventh Amendment to Loan and Security Agreement (this “Amendment”), effective as of August 31, 2014, is between BANK OF AMERICA, N.A., a national banking association (“Lender”) and LAPOLLA INDUSTRIES, INC., a Delaware corporation (“Borrower”).

RECITALS

A. Lender and Borrower are parties to that certain Loan and Security Agreement, dated as of August 31, 2010 (as amended by (i) that certain First Amendment to Loan and Security Agreement, dated as of August 31, 2010; (ii) that certain Second Amendment to Loan and Security Agreement, dated as of March 14, 2011; (iii) that certain Third Amendment to Loan and Security Agreement, dated as of May 11, 2011; (iv) that certain Fourth Amendment to Loan and Security Agreement, dated as of August 17, 2011; (v) that certain Fifth Amendment to Loan and Security Agreement, dated as of November 18, 2011; (vi) that certain Sixth Amendment to Loan and Security Agreement, dated as of April 12, 2012; (vii) that certain Seventh Amendment to Loan and Security Agreement, dated as of June 29, 2012; (viii) Eighth Amendment to Loan and Security Agreement, dated as of November 15, 2012; (ix) that certain Ninth Amendment to Loan and Security Agreement, dated as of March 31, 2013; and (x) that certain Tenth Amendment to Loan and Security Agreement, dated as of December 10, 2013, the “Loan Agreement”).

B. Lender and Borrower desire to amend the Loan Agreement as herein set forth.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

Section 1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same definitions assigned to such terms in the Loan Agreement, as amended hereby.

ARTICLE II

Amendments to the Loan Agreement

Section 2.1 Amendments to Section 1.1. Section 1.1 of the Loan Agreement is hereby amended by deleting the definitions of “Fixed Charge Coverage Ratio,” “Revolver Termination Date,” and “Subordinated Debt” in their entirety and substituting the following, respectively, in lieu thereof:

“Fixed Charge Coverage Ratio: the ratio, determined for any period on a consolidated basis for Borrower and Subsidiaries, of (a) the sum of (i) EBITDA, (ii) Subordinated Debt incurred during such period on or after August 31, 2014, and (iii) up to $267,000 in Accounts charged off by Borrower in August, 2014, to (b) the sum of Capital Expenditures (except those financed with Borrowed Money other than Revolver Loans), cash taxes paid, interest expense (other than payment-in-kind), principal payments made on Borrowed Money other than Revolver Loans, excluding (solely) principal payments made on the Subordinated Term Debt due December 1, 2013, in an amount not exceeding $150,000, and Distributions made, in each case determined for such period.”

“Revolver Termination Date: February 15, 2015.”

“Subordinated Debt: Debt incurred by Borrower that (i) is subject to a subordination agreement between Lender and the holder of such Debt, in form and substance satisfactory to Lender, which, among other things, expressly subordinates and makes junior in right of payment to the Full Payment of all Obligations, and (ii) is on terms (including maturity, interest, fees, repayment, covenants, and subordination) satisfactory to Lender.”

Section 2.2 Amendment to Section 10.1.2(b). Section 10.1.2(b) of the Loan Agreement is hereby amended by deleting the parenthetical “(but within 75 days after the last month in a Fiscal Year)” therefrom.

Section 2.3 Amendment to Section 10.3.2. Section 10.3.2 of the Loan Agreement is hereby amended by deleting such section in its entirety and substituting the following in lieu thereof:

“10.3.2 Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio, tested monthly as of the last day of each calendar month for the twelve-month period then ended, of at least 1.0 to 1.0, provided that, if Borrower fails to maintain such Fixed Charge Coverage Ratio as of any date of determination but, on or before the date Borrower is required to provide to Lender its monthly financial statements in accordance with Section 10.1.2(b) hereof for the month ending as of such date of determination, Borrower incurs additional Subordinated Debt that, when included in the determination of Fixed Charge Coverage Ratio as of such date of determination would prevent a breach of this covenant, then Borrower shall be deemed to have satisfied this covenant as of such date of determination and no Default shall have occurred as a result thereof.”

Section 2.4 Amendment to Section 11.1(f). Section 11.1(f) of the Loan Agreement is hereby amended by deleting such section in its entirety and substituting the following in lieu thereof:

“(f) Any breach or default of an Obligor occurs under any document, instrument, or agreement to which it is a party or by which it or any of its Properties is bound, relating to (i) any Subordinated Debt, including, without limitation, the New Subordinated Term Debt, or (ii) any other Debt (other than the Obligations) in excess of $100,000, if (in either such case) the maturity of or any payment in respect of such Debt may be accelerated or demanded due to such breach;”

Section 2.5 Amendment to Section 12.3.1. Section 12.3.1 of the Loan Agreement is hereby amended by adding the following sentence to the end of such section:

“A copy of all notices and other communications sent to Lender shall also be sent to Lender’s counsel at the below address as provided in this section:

“K&L Gates, LLP
1717 Main Street, Suite 2800
Dallas, Texas 75201
Attention: David Weitman and Elizabeth Helm
Email: david.weitman@klgates.com and elizabeth.helm@klgates.com”

ARTICLE III

Consent

Section 3.1 Consent. Under Section 10.1.2(b) of the Loan Agreement, Borrower is required to deliver to Lender its monthly financial statements, as more fully described therein, within 20 days after the end of each month. Borrower has requested Lender’s consent to deliver its financial statements for the months ending August 31, 2014, and September 30, 2014, on or before November 13, 2014. Lender consents to Borrower’s delivery of its financial statements of the months ending August 31, 2014, and September 30, 2014, on or before November 13, 2014. This consent is limited to Section 10.1.2(b) of the Loan Agreement and for the period set forth above and shall not be construed as a consent to any other variation from the requirements of the Loan Agreement.

ARTICLE IV

Conditions Precedent

Section 4.1 Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Lender:

(a) The representations and warranties contained herein and in all other Loan Documents shall be true and correct as of the date hereof as if made on the date hereof;

(b) No Default or Event of Default shall have occurred and be continuing;

(c) Lender and Borrower shall have executed this Amendment;

(d) Lender shall have received confirmation that all of the proceeds of the additional subordinated loan to Borrower from Richard Kurtz, in the amount of not less than $250,000, shall have been deposited by wire transfer in immediately available funds denominated in Dollars in a US Dominion Account;

(e) Lender shall have received true and complete copies of all documents, instruments, and agreements evidencing or otherwise related to the additional $250,000 subordinated loan from Richard Kurtz to Borrower;

(f) Lender shall have received an amendment to that certain Subordination Agreement, dated as of April 16, 2012, among Borrower, Lender, and Richard Kurtz, in form and substance satisfactory to Lender;

(g) Borrower shall have delivered to Lender such financial statements as required under Section 10.1.2(b) of the Loan Agreement for the months ending August 31, 2014, and September 30, 2014;

(h) All corporate proceedings taken in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory to Lender and its legal counsel; and

(i) Lender shall have received reimbursement for its legal fees and expenses as described in Section 6.3 hereof.

ARTICLE V

Ratifications, Representations, and Warranties

Section 5.1 Ratifications by Borrower. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement are ratified and confirmed and shall continue in full force and effect. The Loan Agreement as amended by this Amendment shall continue to be legal, valid, binding and enforceable in accordance with its terms.

Section 5.2 Renewal and Extension of Security Interests and Liens. Borrower hereby (i) renews and affirms the liens and security interests created and granted in the Loan Documents, and (ii) agrees that this Amendment shall in no manner affect or impair the liens and security interests securing the Obligations, and that such liens and security interests shall not in any manner be waived, the purposes of this Amendment being to modify the Loan Agreement as herein provided, and to carry forward all liens and security interest securing same, which are acknowledged by Borrower to be valid and subsisting.

Section 5.3 Representations and Warranties. Borrower represents and warrants to Lender that (i) the execution, delivery and performance of this Amendment and any and all Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the articles or bylaws of Borrower or any agreement to which Borrower is a party, including, without limitation, any documents or agreements evidencing or related to the New Subordinated Term Debt; (ii) the representations and warranties contained in the Loan Agreement as amended hereby and in each of the other Loan Documents are true and correct on and as of the date hereof as though made on and as of the date hereof; (iii) no Default or Event of Default under the Loan Agreement has occurred and is continuing; (iv) no default or event of default has occurred and is continuing in respect of the New Subordinated Term Debt; and (v) Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement, as amended hereby.

ARTICLE VI

Miscellaneous

Section 6.1 Survival of Representations and Warranties. All representations and warranties made in the Loan Agreement or any other Loan Document, including without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect such representations and warranties or the right of Lender to rely thereon.

Section 6.2 Reference to Loan Agreement. Each of the Loan Documents and the Loan Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

Section 6.3 Expenses of Lender. Borrower agrees to pay on demand all reasonable costs and expenses incurred by Lender directly in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Lender’s legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any other Loan Document, including, without limitation, the reasonable costs and fees of Lender's legal counsel.

Section 6.4 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 6.5 APPLICABLE LAW. THIS AMENDMENT SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

Section 6.6 Release of Claims. To induce Lender to enter into this Amendment, Borrower voluntarily, knowingly, and unconditionally releases, acquits, and forever discharges Lender and its prior, current, or future officers, directors, agents, employees, successors, and assigns (collectively, the “Released Parties”), from any and all liabilities, claims, demands, damages, expenses, actions, or causes of action of any kind or nature (if there be any), owned by, through, or under Borrower, whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Person now has or ever had against any of the Released Parties arising under or in connection with any of the Loan Documents or otherwise, including, without limitation, any such liabilities, claims, demands, damages, expenses, actions, or causes of action arising out of or relating to a claim of breach of contract, fraud, lender liability or misconduct, breach of fiduciary duty, usury, unfair bargaining position, unconscionably, violation of law, negligence, error or omission in accounting or calculations, misappropriation of funds, tortious conduct or reckless or willful misconduct. Borrower represents and warrants to Lender that it has not transferred or assigned to any Person any claim that it ever had or claimed to have against Lender.

Section 6.7 Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim, or proceeding arising out of or related to this Amendment.

Section 6.8 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors, and legal representatives, except that none of the parties hereto other than Lender may assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

Section 6.9 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. A facsimile or digital copy of this Amendment shall be deemed to be an original thereof.

Section 6.10 Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant, condition or duty by Borrower, shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

Section 6.11 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 6.12 Conflicting Provisions. If any provision of the Loan Agreement as amended hereby conflicts with any provision of any other Loan Document, the provision in the Loan Agreement shall control.

Section 6.13 ENTIRE AGREEMENT. THIS AMENDMENT, THE LOAN AGREEMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH AND PURSUANT TO THIS AMENDMENT AND THE LOAN AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of page blank; signature page follows.]

EXECUTED as of the date first written above.

BANK OF AMERICA, N.A.

By: /s/ H. Michael Wills, SVP

H. Michael Wills, Senior Vice President

LAPOLLA INDUSTRIES, INC.

By: /s/ Michael T. Adams, EVP

Michael T. Adams, Executive Vice President